Exhibit 1.1

$125,000,000

3.60% Senior Notes due 2022

FULTON FINANCIAL CORPORATION

UNDERWRITING AGREEMENT

March 13, 2017

KEEFE, BRUYETTE & WOODS, INC.

787 Seventh Avenue, 4th Floor

New York, New York 10019

Ladies and Gentlemen:

Fulton Financial Corporation, a Pennsylvania corporation (the “Company”), confirms its agreement (the “Agreement”) with Keefe, Bruyette & Woods, Inc. (the “Underwriter”), with respect to the issue and sale by the Company and the purchase by the Underwriter of $125,000,000 aggregate principal amount of its 3.60% Senior Notes due 2022 (the “Securities”). The Securities will be issued in book-entry only form to Cede & Co. as nominee of The Depository Trust Company (“DTC”) pursuant to the Letter of Representations, to be dated as of the Closing Time (as defined in Section 2 hereof), between the Company and DTC.

The Securities will be issued pursuant to the Indenture between the Company and Wilmington Trust, National Association, as Trustee (the “Trustee”), dated as of March 16, 2017, as supplemented by the First Supplemental Indenture, dated as of March 16, 2017 (together, the “Indenture”). The Indenture and this Agreement are hereinafter referred to collectively as the “Operative Documents.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” (as defined in Rule 405 of the rules and regulations (the “1933 Act Regulations”) of the Commission under the Securities Act of 1933, as amended (the “1933 Act”)) on Form S-3 (No. 333-197730) covering the registration of certain securities, including the Securities, under the 1933 Act and the 1933 Act Regulations, which registration statement, and any post-effective amendment thereto, became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, at any given time, including any amendments thereto existing at such time, the exhibits and any schedules thereto on file with the Commission at such time, the information incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the information otherwise deemed to be a part thereof or included therein at such time by the 1933 Act Regulations, is referred to herein as the “Registration Statement.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Securities with the Commission in accordance with the provisions of

Rule 430B of the 1933 Act Regulations (“Rule 430B”) and Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). Any information included in such prospectus supplement that was omitted from the Registration Statement or any post-effective amendment thereto that is deemed to be part thereof and included therein pursuant to Rule 430B is referred to herein as the “Rule 430B Information”. The final prospectus and prospectus supplement relating to the Securities, including the documents incorporated by reference or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriter for use in connection with the offering of the Securities, are collectively referred to herein as the “Prospectus.” Each prospectus and prospectus supplement used in connection with the offering of the Securities that omitted the Rule 430B Information is herein called a “preliminary prospectus.” For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any preliminary prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or any preliminary prospectus shall be deemed to include all such financial statements and schedules and other information which are incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, the Prospectus or any preliminary prospectus, as the case may be, prior to the execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or any preliminary prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, the Prospectus or any preliminary prospectus, as the case may be, after the execution of this Agreement.

SECTION 1.    Representations and Warranties.

The Company represents and warrants to the Underwriter as of the date hereof, as of the Applicable Time (as defined in Section 1(b) hereof) and as of the Closing Time, and agrees with the Underwriter, as follows:

(a)    Status as Well Known Seasoned Issuer. (A) At the time of filing the Registration Statement, (B) at the time of each subsequent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this subsection only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations (“Rule 163”) and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405), including not having been and not being an “ineligible issuer” (as defined in Rule 405). The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405), and the Securities, as of the date of their registration on the Registration Statement, were, and, as of the date hereof and as of the Closing Time, remain, eligible for registration by the Company on an “automatic shelf registration statement” under

Rule 405. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

At the earliest time that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities, the Company was not nor is an “ineligible issuer” (as defined in Rule 405).

(b)    Registration Statement, Prospectus and Disclosure Package at Time of Sale. The Registration Statement became effective upon filing under Rule 462(e) on July 30, 2014 and any post-effective amendment to the Registration Statement also become effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and, to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Securities made by the Company or any person acting on its behalf (within the meaning, for this subsection only, of Rule 163(c) of the 1933 Act Regulations) prior to the filing of the Registration Statement or any amendment thereto has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the time the Registration Statement became effective, at each deemed effective date with respect to the Securities pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time, the Registration Statement complied, complies and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the Trust Indenture Act of 1939, as amended (the “1939 Act”), and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, when read together with the Prospectus, at the time the Prospectus or any such amendment or supplement was issued or at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each preliminary prospectus and the Prospectus complied, when filed with the Commission, in all material respects with the 1933 Act, 1933 Act Regulations and the 1939 Act, and each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with the offering of the Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, any Issuer General Use Free Writing Prospectus (as defined below) and the Statutory Prospectus (as defined below), when considered together (collectively, as of the Applicable Time, the “Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 4:00 p.m. (Eastern Daylight Savings Time) on March 13, 2017, or such other time as agreed by the Company and the Underwriter.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is, immediately prior to that time, either included in the Registration Statement or deemed to be a part thereof, including any document incorporated therein by reference immediately prior to that time and any preliminary prospectus deemed to be a part thereof.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus” (as defined in clause (h)(1) of Rule 433 of the 1933 Act Regulations (“Rule 433”)) relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the records of the Company pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule II hereto.

Any Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Securities or until any earlier date that the Company notified or notifies the Underwriter in writing, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated therein by reference and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with any Underwriter’s Information (as defined in Section 6(a)(3) below).

(c)    Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the preliminary prospectus or the Prospectus, when read together with the other information in the preliminary prospectus or the Prospectus, at the time the Registration Statement became effective or such documents were filed with the Commission, as the case may be, did not, and at the earlier of the time the Prospectus was first used and the first “time of sale,” within the meaning of Rule 159 under the 1933 Act Regulations, of Securities in this offering and at the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Prospectus, when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the applicable requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”).

(d)    Independent Accountants. KPMG LLP, who certified the financial statements and supporting schedules included in the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations and the rules of the Public Company Accounting Oversight Board.

(e)    Financial Statements. The consolidated historical financial statements, together with the related schedules and notes, included in the preliminary prospectus, the Prospectus, the Disclosure Package and the Registration Statement present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated, and the statements of income, changes in equity and cash flows of the Company and its consolidated subsidiaries for the periods specified. Said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included therein present fairly, in all material respects, the information required to be stated therein. The summary financial data included therein present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Prospectus.

(f)    Interactive Data. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g)    No Material Adverse Change in Business. Since the respective dates as of which information is given in the Prospectus, the Disclosure Package and the Registration Statement, except as otherwise stated therein, (A) neither the Company nor any of its subsidiaries has incurred any material losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, (B) there has been no material adverse change, or any development which could reasonably be expected to have a material adverse change, in the condition, financial or otherwise, or in the earnings, properties, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (C) neither the Company nor any of its subsidiaries has entered any transaction, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise, and (D) there has not been any material change in the capital stock of the Company or any of its Significant Subsidiaries (as defined below) (other than issuances or other transfers of capital stock in the ordinary course of business pursuant to the Company’s employee benefit plans, the Company’s dividend reinvestment plan and employee stock purchase plan or repurchases of common stock by the Company pursuant to a share repurchase program disclosed in the Prospectus) or any material increase in the long term indebtedness of the Company or its

Significant Subsidiaries, and (E) the Company has not declared, paid or made any dividend or distribution of any kind on any class of its capital stock (each of clauses (A), (B), (C), (D) and (E), a “Material Adverse Change”).

(h)    Regulatory Enforcement Matters. Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, neither the Company nor any of its subsidiaries is subject or is party to, or has received any written notice that any of them may or will become subject or party to any investigation with respect to, any cease-and-desist order, written agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that in any material respect (considered on a consolidated basis) currently relates to or restricts the conduct of their business or that in any manner relates to their capital adequacy, their credit policies, or their management (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised in writing by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement, where any such Regulatory Agreement could reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examination of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect. As used herein, the term “Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depository institutions, or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or engaged in the regulation and enforcement of consumer financial services, or any court, administrative agency or commission or other federal or state governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company or any of its subsidiaries.

(i)    Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the Disclosure Package, to enter into and perform its obligations under each of the Operative Documents to which it is a party, and to issue the Securities, and is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification or license is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

(j)    Financial Holding Company. The Company is a “financial holding company” as such term is defined in 12 C.F.R. § 225.81.

(k)    Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the Disclosure Package and is duly qualified and licensed to transact business and is in good standing in each foreign jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as is disclosed in the Registration Statement, the Prospectus and the Disclosure Package, each depository institution subsidiary of the Company listed on Schedule III hereto (each, a “Bank Subsidiary” and, collectively, the “Bank Subsidiaries”) is a member in good standing of its applicable Federal Home Loan Bank, the deposit accounts of each such Bank Subsidiary are insured up to the applicable limit by the Federal Deposit Insurance Corporation (the “FDIC”) and no proceedings for the revocation or termination of such insurance is pending or, to the knowledge of the Company, threatened. The only Significant Subsidiaries of the Company are Fulton Bank, National Association, Fulton Bank of New Jersey, and The Columbia Bank.

(l)    Capital Stock Duly Authorized and Validly Issued. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding shares of capital stock of each Bank Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through one or more other subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right. None of the issued and outstanding shares of capital stock of the Company or any Bank Subsidiary were issued in violation of any preemptive or similar rights of any shareholder of the Company or any Bank Subsidiary, as the case may be, arising by operation of law, or under the certificate of incorporation, bylaws or other organizational documents of the Company or any Bank Subsidiary or under any agreement to which the Company or any Bank Subsidiary is a party.

(m)    Capitalization. The authorized, issued and outstanding capital stock and consolidated long term debt (i.e., a maturity greater than one year) of the Company as of December 31, 2016 is as set forth in the Prospectus under “Capitalization.” There have not been any subsequent issuances of capital stock of the Company since such date (except issuances of common stock pursuant to exercises of employee stock options and pursuant to the Company’s dividend reinvestment plan and employee stock purchase plan). There have not been any additional long term borrowings by the Company or its consolidated subsidiaries since such date, except, with respect to the Bank Subsidiaries, pursuant to Federal Home Loan Bank advances or securities sold under agreements to repurchase by the Bank Subsidiaries in their ordinary course of business.

(n)    Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(o)    Authorization of Indenture. The Indenture has been duly authorized by the Company and, when executed and delivered by the Company, the Indenture will constitute a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) (collectively, the “Enforceability Exceptions”).

(p)    Authorization of Securities. The Securities have been duly authorized by the Company and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered by the Company against payment therefor as described in the Prospectus or as contemplated in the Indenture, will constitute valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforceability may be limited by the Enforceability Exceptions; the Securities will be in the form contemplated by, and will be entitled to the benefits of, the Indenture.

(q)    Qualification under 1939 Act. The Indenture has been duly qualified with respect to the Securities under the 1939 Act.

(r)    Not an Investment Company. The Company is not, and immediately following consummation of the transactions contemplated hereby and the application of the net proceeds as described in the Registration Statement, the Prospectus and the Disclosure Package, the Company will not be, an “investment company” or an entity controlled by an “investment company,” in each case within the meaning of Section 3(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), without regard to Section 3(c) of the 1940 Act.

(s)    Descriptions of Securities. The Securities will conform, in all material respects, to all statements relating thereto contained in the Registration Statement, the Prospectus and the Disclosure Package.

(t)    Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws or other organizational document, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of them may be bound or to which any of its assets is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect, or (iii) except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, in violation of any U.S. or non-U.S. federal, state or local statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation, order or injunction of any U.S. or non-U.S. federal, state, local or other governmental or regulatory authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization applicable to the Company or any of its Bank Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance of the Operative Documents and the Securities by the Company, the issuance, sale and delivery of the Securities, the consummation of the transactions contemplated by the Operative Documents and the Securities, and compliance by the Company with the terms of the Operative Documents and the Securities have been duly authorized by all necessary corporate action on the part of the Company, and do not and will not, whether with or without the giving of notice or passage of time or both, (i) violate, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any, security interest, mortgage, pledge, lien, charge, encumbrance, claim or equitable right upon any assets of the Company or any of its Bank Subsidiaries pursuant to, any of the Agreements and Instruments, (ii) result in any violation of any provision of the charter, bylaws or other organizational document of the Company or any of its Bank Subsidiaries or (iii) result in any violation by the Company or any of its Bank Subsidiaries of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries or any of their respective properties.

(u)    Absence of Labor Dispute. No labor dispute with the employees of the Company or any Bank Subsidiary exists or, to the knowledge of the senior management of the Company, is contemplated or threatened, which would reasonably be expected to have a Material Adverse Effect.

(v)    Compliance With ERISA. Each of the Company, its subsidiaries and each ERISA Affiliate (as hereinafter defined) has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with respect to each “pension plan” (as defined in Section 3(2) of ERISA), subject to Section 302 of ERISA, which the Company, its subsidiaries or any ERISA Affiliate sponsors or maintains, or with respect to which it has (or within the last three years had) any obligation to make contributions, and each such plan is in compliance in all respects with the presently applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except where such failure to fulfil its obligations or such non-compliance would not result in a Material Adverse Effect. None of the Company, its subsidiaries or any ERISA Affiliate has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA, except where such unpaid liability would not result in a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption, that could reasonably be expected to result in a material liability to the Company and its subsidiaries taken as a whole. “ERISA Affiliate” means a corporation, trade or business that is, along with the Company or any subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Code or Section 4001 of ERISA.

(w)    Absence of Proceedings. Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, which (i) is required to be disclosed in the Registration Statement or the Prospectus; (ii) would reasonably be expected to have a Material Adverse Effect or (iii) would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this

Agreement, the other Operative Documents or the Securities or the performance by the Company of its obligations hereunder or thereunder. Except as described in the Registration Statement, the Prospectus and the Disclosure Package, there are no legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets is the subject, including ordinary routine litigation incidental to the business, which would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x)    Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the authority, execution, delivery or performance by the Company of its obligations under the Operative Documents or the Securities, or the consummation by the Company of the transactions contemplated thereunder, except as may be required under state securities laws.

(y)    Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities that are necessary to conduct their respective businesses as described in the Registration Statement, the Prospectus and the Disclosure Package, and have made all declarations and filings with the appropriate Governmental Entities that are necessary for the conduct of their respective businesses as described in the Registration Statement, the Prospectus and the Disclosure Package, except where the failure to possess such Governmental Licenses or make such declarations or filings would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect. None of the Company or any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, in the reasonable judgment of the Company, is reasonably expected to have a Material Adverse Effect.

(z)    Conduct of Business. Except as otherwise disclosed in the Registration Statement, the Prospectus and the Disclosure Package, the Company and each Bank Subsidiary is conducting its business in compliance with all laws, rules, regulations, decisions, directives and orders, and all regulations and orders of, or agreements with, Governmental Entities applicable to it, except where failure to so comply would not, individually or in the aggregate, in the reasonable judgment of the Company, be reasonably expected to have a Material Adverse Effect.

(aa)    Environmental Matters. Each of the Company and its subsidiaries are in compliance with all applicable federal, state and local laws, rules and regulations, and decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including, without limitation, those applicable to emissions to the environment, waste management and waste disposal (collectively, the “Environmental Laws”), except where such noncompliance would not, individually or in the aggregate, have a Material Adverse Effect, and, to the knowledge of the Company, there are no circumstances that would prevent, interfere with or materially increase the cost of such compliance in the future. There is no claim under any Environmental Law, including common law, pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries (an “Environmental Claim”), which would have a Material Adverse Effect, and, to the knowledge of the Company, under applicable law, there are no past or present actions, activities, circumstances, events or incidents, including without limitation, releases of any material into the environment, that are reasonably likely to form the basis of any Environmental Claim against the Company or any Bank Subsidiary which would, individually or in the aggregate, have a Material Adverse Effect.

(bb)    Title to Property. Each of the Company and its subsidiaries has good and marketable title in fee simple to all of its real and personal properties, reflected as owned in the consolidated financial statements or as described in the Prospectus, in each case free and clear of all liens, encumbrances, claims and defects, except as do not materially interfere with the use made and proposed to be made of such property by the Company or such subsidiary or which would not, individually or in the aggregate, have a Material Adverse Effect. All of the leases and subleases under which the Company or any of its subsidiaries holds properties used in its business are in full force and effect, except where the failure of such leases and subleases to be in full force and effect and would not, individually or in the aggregate, have a Material Adverse Effect. None of the Company or any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except any claim that would not, individually or in the aggregate, have a Material Adverse Effect.

(cc)    Intellectual Property. Each of the Company and its subsidiaries owns or possesses all necessary and adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) presently employed by it in connection with the business now operated by it or reasonably necessary in order to conduct such business, and none of the Company or any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, except where the failure to possess such Intellectual Property or where such infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would not have a Material Adverse Effect.

(dd)    Taxes. The Company and each Significant Subsidiary has, through the date hereof: (i) timely filed all tax returns required to be filed and such returns are true correct and complete, and (ii) timely paid all federal, state, local and foreign taxes, except to the extent any such taxes are being contested in good faith and for which adequate reserves have been made under GAAP, except where the failure to timely file such tax returns or to timely pay such taxes would not, individually or in the aggregate, result in a Material Adverse Effect. Giving effect to any applicable extensions and except as otherwise disclosed in the Registration Statement, the

Prospectus and the Disclosure Package, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any Bank Subsidiary or any of their respective assets.

(ee)    Insurance. The Company and each Bank Subsidiary have insurance covering their respective assets, operations, personnel and businesses, including business interruption insurance, which insurance is in such amounts and insures against such losses and risks as are adequate to protect the Company and each Bank Subsidiary and their respective assets, operations, personnel and businesses; and neither the Company nor any Bank Subsidiary has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ff)    Payment of Dividends. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from transferring any of its property or assets to the Company or any other subsidiary of the Company, or from repaying to the Company any loans or advances to such subsidiary from the Company, except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package.

(gg)    Sarbanes-Oxley Act. The Company and its directors and officers, in their capacities as such, are in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof with which the Company or any of its directors or officers is required to comply.

(hh)    Accounting Controls. The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidance applicable thereto. The Company’s internal control over financial reporting is effective in all material respects, and since the date of the latest audited financial statements included in the Registration Statement, the Prospectus and the Disclosure Package, (x) the Company is not aware of any material weaknesses in its internal controls, and (y) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the 1934 Act Regulations) that comply with the requirements of the 1934 Act; and such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(ii)    Foreign Corrupt Practices Act. None of the Company or its subsidiaries or, to the knowledge of the Company, any director, officer, employee or any agent or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”); (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the FCPA) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee. The Company and its subsidiaries, and, to the knowledge of the Company and its subsidiaries, its and their other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure compliance therewith.

(jj)    Compliance with Money Laundering Laws. Except as otherwise disclosed in all material respects in the Registration Statement, the Prospectus and the Disclosure Package, the operations of the Company and its subsidiaries are and, to the knowledge of the Company and its subsidiaries, have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or its subsidiaries, threatened.

(kk)    Compliance with OFAC. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries or other person acting on their behalf is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject to any U.S. sanctions administered by OFAC.

(ll)    No Brokers. Other than the Underwriter, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(mm)    Stabilization. Neither the Company nor any of its subsidiaries has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

(nn)    Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(oo)    Registration Rights. There are no persons with registration rights or other similar rights to have any securities of the Company or its subsidiaries registered by the Company or any other person under the 1933 Act.

(pp)    Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Prospectus or the Disclosure Package is not based on or derived from sources that are reliable or is not accurate in all material respects.

(qq)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the Prospectus or the Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Any certificate signed by any duly authorized officer of the Company or any of its subsidiaries and delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company or the applicable subsidiary, as the case may be, to the Underwriter as to the matters covered thereby.

SECTION 2.    Sale and Delivery to Underwriter; Closing.

On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the aggregate principal amount of Securities set forth opposite the name of the Underwriter on Schedule I hereto, at a purchase price equal to 99.115% of the aggregate principal amount thereof.

Delivery of the Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, or such other place as may be agreed to by the Underwriter and the Company, and payment of the purchase price for the Securities shall be made by the Underwriter to the Company by wire transfer of immediately available funds contemporaneous with closing at such place as shall be agreed upon by the Underwriter and the Company, no later than 10:00 a.m., New York City time, on March 16, 2017 or such other time not later than ten (10) business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

Payment for the Securities purchased by the Underwriter shall be made to the Company by wire transfer of immediately available funds to a bank designated by the Company, against delivery to the Underwriter for the respective accounts of the Underwriter of one or more global notes representing the Securities (collectively, the “Global Note”) to be purchased by the Underwriter. The Securities represented by the Global Note shall be in such denominations and registered in such names as the Underwriter may request in writing at least two business days prior to the Closing Time. The Global Note shall be made available for examination by the Underwriter not later than 4:55 p.m. New York City time, on the business day prior to the Closing Time.

In performing its duties under this Agreement, the Underwriter shall be entitled to rely upon any notice, signature or writing that the Underwriter shall in good faith believe to be genuine and to be signed or presented by a proper party or parties. The Underwriter may rely upon any opinions or certificates or other documents delivered by the Company or its counsel or designees to them.

SECTION 3.    Covenants of the Company. The Company covenants with the Underwriter as follows:

(a)    Compliance with Securities Regulations and Commission Requests. Prior to the completion of the distribution of the Securities as contemplated in this Agreement (which the Underwriter will promptly confirm orally to the Company), the Company will notify the Underwriter promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or a new registration statement relating to the Securities shall become effective, or any amendment or supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments with respect to the Registration Statement from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated therein by reference or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act. With respect to the Securities, subject to Section 3(e), the Company will comply with the requirements of Rule 430B, will prepare the Prospectus in the form approved by the Underwriter, will effect the filings required under Rule 424(b) in the manner and within the time period specified therein (without reliance on Rule 424(b)(8)) and will take such steps as they deem necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424(b) under the 1933 Act Regulations was received for filing by the Commission and, in the event that it was not, it will promptly file such Prospectus. The Company will use its commercially reasonable efforts to prevent the issuance of any stop order or other order and, if any stop order or other order is issued, to obtain the lifting thereof as soon as possible. The Company shall pay the required filing fees of the Commission relating to the Securities within the time required by Rule 456(b)(1) (i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations.

(b)    Delivery of Registration Statements. The Company has furnished to the Underwriter and counsel for the Underwriter, without charge, signed or conformed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed or conformed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(c)    Delivery of Prospectuses. The Company has delivered to the Underwriter, without charge, as many copies of each preliminary prospectus as the Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, without charge, during the period when a prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request, unless, with the prior consent of the Underwriter, such delivery requirement can be satisfied by the provisions of Rule 172 of the 1933 Act Regulations. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)    Notice and Effect of Material Events. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the 1939 Act and the 1939 Act Regulations, as applicable, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. Prior to the completion of the distribution of the Securities by the Underwriter, the Company will immediately notify the Underwriter, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States, and (y) any event or condition that results or is reasonably likely to result in a Material Adverse Change, which (i) makes any statement in the Prospectus false or misleading or (ii) which is not disclosed in the Prospectus. If, at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur as a result of which it is necessary, in the reasonable opinion of the Company, its counsel, the Underwriter or counsel to the Underwriter, to amend or supplement the Prospectus in order that the Prospectus not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to purchasers, or if for any other reason it shall be necessary, in the reasonable opinion of the Company, its counsel, the Underwriter or counsel to the Underwriter, during such period to amend the Registration Statement or to file a new registration statement or to amend or supplement the Prospectus to comply with the 1933 Act or the 1933 Act Regulations, the Company will forthwith amend the Registration Statement, file such registration statement and/or amend or supplement the Prospectus, subject to Section 3(e), so as to correct such untrue statement or omission or effect such compliance, and the Company will furnish to the Underwriter such number of written and electronic copies of such amendment or supplement as the Underwriter may reasonably request. If at any time following the Applicable Time or at any time following the issuance of an Issuer

Free Writing Prospectus, any event shall occur or condition shall exist as a result of which the Disclosure Package or such Issuer Free Writing Prospectus, individually or together with other information that is part of the Disclosure Package, as the case may be, conflicted or would conflict with the information contained in the Registration Statement or any other registration statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at the Company’s own expense, the Disclosure Package or such Issuer Free Writing Prospectus, as the case may be, to eliminate or correct such conflict, untrue statement or omission.

(e)    Amendment to Prospectus or Registration Statement. The Company will advise the Underwriter promptly of any notice of its intention to file or prepare any amendment to the Registration Statement or a new registration statement relating to the Securities or any amendment or supplement to any preliminary prospectus or the Prospectus and will furnish the Underwriter with copies thereof a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document with respect to the Securities without the consent of the Underwriter, which consent shall not be unreasonably withheld. Neither the consent of the Underwriter, nor the Underwriter’s delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof. For purposes of clarity, nothing in this Section 3(e) shall restrict the Company from making any filings required in order to comply with its reporting obligations under the 1934 Act or the 1934 Act Regulations.

(f)    No Stabilization. The Company will not take, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in any stabilization or manipulation of the price of the Securities.

(g)    DTC. The Company will cooperate with the Underwriter and use its commercially reasonable efforts to permit the Securities to be eligible for clearance, settlement and trading through the facilities of DTC.

(h)    Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the state securities, or blue sky, laws of such jurisdictions as the Underwriter shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that the Company shall not be required to qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where they would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject themselves to taxation in any such jurisdiction if they are not otherwise so subject.

(i)    Further Obligations. In the event the Company, at any time, or from time to time, shall not have sufficient funds to promptly pay in full any amount then due and payable to any person pursuant to this Agreement, the Company shall promptly take all such actions that do not require prior regulatory approval to obtain sufficient funds to pay such amount and, if the funds obtained from such actions shall not be sufficient to pay such amount in full, the Company shall promptly take all such further actions, including obtaining all required regulatory approvals, to obtain sufficient additional funds necessary to pay such amount in full.

(j)    Earnings Statement. The Company shall timely file such reports pursuant to the 1934 Act, as applicable, as are necessary in order to make generally available to their respective securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(k)    Reporting Requirements. The Company, during the period when a prospectus is required to be delivered under the 1933 Act (including in circumstances where such requirement may be satisfied, with the prior consent of the Underwriter, by Rule 172 under the 1933 Act Regulations), will file all documents required to be filed with the Commission by the Company pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l)    Use of Proceeds. The Company will use the proceeds received by it from the sale of the Securities as described in the Registration Statement, the Prospectus and the Disclosure Package.

(m)    Lock-Up. During the 60-day period after the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, the Securities, any security convertible into, exchangeable or exercisable for the Securities or any debt security substantially similar to the Securities (except for the Securities issued pursuant to this Agreement).

(n)    Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriter is referred to herein as a “Permitted Free Writing Prospectus.” The Company represents that it has treated, and agrees that it will treat, each Permitted Free Writing Prospectus as an “issuer free writing prospectus” (as defined in Rule 433(h)(i)) and have complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

Subject to the consent of the Underwriter required in the immediately preceding paragraph, the Company will prepare a final term sheet relating solely to the final pricing terms of the Securities and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for such Securities. Any such final term sheet is an Issuer General Use Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. Notwithstanding anything to the contrary contained herein, the Company consents to the use by the Underwriter of a free writing prospectus that contains only (a) (i) information describing the preliminary terms of the

Securities generally or the Securities specifically or their offering or (ii) information that describes the final terms of the Securities or their offering and that is or is to be included in the final term sheet of the Company contemplated in the first sentence of this paragraph or (b) other customary information that is not “issuer information,” as defined in Rule 433.

SECTION 4.    Payment of Expenses.

(a)    Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including exhibits) and of each amendment thereto and the cost of obtaining all securities and bank regulatory approvals; (ii) the printing and delivery to the Underwriter of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any reasonable and documented costs associated with electronic delivery of any of the foregoing by the Underwriter to investors; (iii) the costs of blue sky qualification (including fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP, blue sky counsel to the Underwriter, relating thereto up to a maximum of $10,000) of the Securities in the various jurisdictions; (iv) the costs, fees and expenses incurred by the Underwriter in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriter’s participation in the offering and distribution of the Securities, including any related filing fees and reasonable legal fees of, and disbursements by, counsel to the Underwriter; (v) all fees and disbursements of the Company’s counsel, accountants, agents and other advisors; (vi) the preparation, issuance and delivery of the certificates for the Securities; (vii) the fees and disbursements of the Trustee and its counsel; (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by, or with the consent of, the Company in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show; and (ix) any fees payable in connection with the rating of the Securities. In the event the Underwriter incurs any such fees and expenses on behalf of the Company, the Company will reimburse the Underwriter for such reasonable and documented fees and expenses whether or not the transactions contemplated hereby are consummated. It is understood, however, that, except as provided in this Section, Sections 6, 9 and 10(c) hereof, the Underwriter will pay all of their own costs and expenses, including transfer taxes on resale of any of the Securities by them and the cost of preparing and distributing any term sheet prepared by the Underwriter.

(b)    Termination. If this Agreement is terminated by the Underwriter in accordance with the provisions of Sections 5(k) or Section 9(a)(i) hereof, the Company shall reimburse the Underwriter for all of their reasonable, actual and accountable out-of-pocket expenses, including legal fees and expenses not to exceed $150,000, marketing, syndication and travel expenses.

SECTION 5.    Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder required to be performed prior to Closing Time, and to the following further conditions:

(a)    Filing of Prospectus. The Prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B); all materials required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the 1933 Act. The Registration Statement is effective and no stop order or other order referred to in Section 3(a)(iv) hereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened; and all requests for additional information on the part of the Commission shall have been complied with to the Underwriter’s satisfaction.

(b)    Opinion of Counsel for Company. At the Closing Time, the Underwriter shall have received the favorable opinions, each dated the Closing Time, of (A) Barley Snyder LLP, Pennsylvania counsel for the Company, in form and substance reasonably satisfactory to the Underwriter, and in substantially the form annexed hereto as Annex A, (B) Daniel R. Stolzer, Executive Vice President and General Counsel of the Company, in form and substance reasonably satisfactory to the Underwriter and in substantially the form annexed hereto as Annex B, and (C) Sullivan & Cromwell LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriter, and in substantially the form annexed hereto as Annex C. Each such counsel may state that, insofar as its opinion involves factual matters, it has relied, to the extent it deems proper, upon certificates of officers of the Company or a Bank Subsidiary and public officials.

(c)    Opinion of Counsel for the Underwriter. At the Closing Time, the Underwriter shall have received the favorable opinion, dated the Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriter, with respect to such matters as the Underwriter may reasonably require. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company or a Bank Subsidiary and public officials.

(d)    Certificates. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the Disclosure Package, any Material Adverse Effect, and the Underwriter shall have received a certificate of the Chief Executive Officer or the President of the Company and of the Chief Financial Officer of the Company, dated the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1 hereof were true and correct when made and are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company has complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time.

(e)    Independent Auditors’ Comfort Letter. At the time of the execution of this Agreement, the Underwriter shall have received a letter from KPMG LLP, dated such date, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and financial and accounting information included in the Registration Statement, the Prospectus and the Disclosure Package.

(f)    Bring-down Comfort Letter. At the Closing Time, the Underwriter shall have received from KPMG LLP a letter, dated the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g)    Ratings. At the Closing Time, the Securities will be rated at least BBB+ by Fitch Ratings and Baa1 by Moody’s Investor Service. Subsequent to the execution of this Agreement, there shall not have occurred a downgrading in or withdrawal of the rating assigned to the Securities or any other securities of the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the 1934 Act, and no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or any other securities of the Company (other than an announcement with positive implications of a possible upgrading).

(h)    DTC. At the Closing Time, the Securities shall be eligible for clearance, settlement and trading through the facilities of DTC.

(i)    No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Entity that would, as of the Closing Time, prevent the offer, issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Time, prevent the issuance or sale of the Securities.

(j)    Additional Documents. At the Closing Time, counsel for the Underwriter shall have been furnished such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties of the Company, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(k)    Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 6 and 7 hereof shall survive any such termination and remain in full force and effect.

SECTION 6.    Indemnification.

(a)    Indemnification of Underwriter. The Company agrees to indemnify and hold harmless the Underwriter, its affiliates (as such term is defined in Rule 405 of the 1933 Act Regulations), partners, directors, officers, employees and agents and each person, if any, who controls (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) the Underwriter (each such person, a “controlling person”):

(1)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) any untrue statement or alleged untrue statement of a material fact included in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or the Company’s investor presentation on March 10, 2017, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,

(2)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) hereof) any such settlement is effected with the written consent of the Company; and

(3)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for inclusion in the Prospectus (or any amendment or supplement thereto) and the parties hereto agree that such information consists only of the following: (i) the concession and reallowance figures appearing in the first paragraph under the caption “Underwriting—Commission and Expenses” and (ii) the information relating to stabilizing transactions, syndicate covering transactions and penalty bids in the second paragraph under the caption “Underwriting—Stabilization” in each of the preliminary prospectus and the Prospectus (collectively, the “Underwriter’s Information”).

(b)    Indemnification of Company, Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Company, its directors, officers, employees and agents, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in conformity with the Underwriter’s Information provided by the Underwriter.

(c)    Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof, and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action or, if it so elects within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim; but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the indemnified parties, which approval shall not be unreasonably withheld. In the event that an indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party or parties shall bear the fees and expenses of any additional counsel thereafter retained by such indemnified party or parties; provided, however, that the indemnified party or parties shall have the right to employ counsel (in addition to local counsel) to represent the indemnified party or parties who may be subject to liability arising out of any action in respect of which indemnity may be sought against the indemnifying party if, (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) in the reasonable judgment of counsel for the indemnified party or parties, there may be legal defenses available to such indemnified person which are different from or in addition to those available to such indemnifying person, in which event the reasonable fees and expenses of appropriate separate counsel shall be borne by the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have validly requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(2) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.    Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnification provided for in Section 6 hereof is for any reason held to be unavailable to an indemnified party or insufficient in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total commission received by the Underwriter bears to the aggregate initial offering price of the Securities.

The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statements of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which such Securities were sold by it to the investors exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the partners, directors, officers, employees and agents of the Underwriter or any such controlling person shall have the same rights to contribution as the Underwriter, while each officer, employee, agent and director of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 8.    Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriter.

SECTION 9.    Termination of Agreement.

(a)    Termination; General. The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time if, since the time of execution of this Agreement or since the respective dates as of which information is given in the Disclosure Package or the Prospectus, (i) there has occurred any Material Adverse Effect, or (ii) there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or any other calamity or crisis, or any change or development involving a prospective change in national political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Underwriter, impracticable or inadvisable to proceed with the completion of the offering of the Securities on the terms and in the manner contemplated in the Prospectus and the Disclosure Package or to enforce contracts for the sale of the Securities, or (iii) trading in any securities of the Company has been suspended or limited by the Commission or by the NASDAQ Global Market, or if trading generally on the New York Stock Exchange or the NASDAQ Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a banking moratorium has been declared by the United States, New York, New Jersey or Pennsylvania authorities or a material disruption has occurred in commercial banking or securities settlement and clearances services in the United States.

(b)    Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 hereof shall survive such termination and remain in full force and effect.

SECTION 10.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019, fax no.: (212) 582-1592, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, Attention: Michael J. Zeidel; and notices to the Company shall be directed to it at P.O. Box 4887, Lancaster, Pennsylvania 17604, Attention: General Counsel, with a copy to Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, Attention: Catherine M. Clarkin.

SECTION 11.    Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company, and their respective successors and the controlling persons and other persons referred to in Sections 1, 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter and the Company and their respective successors, and said controlling persons and other persons and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 12.    Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, and signature pages may be delivered by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 13.    GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES OF SAID STATE OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

THE COMPANY ON BEHALF OF ITSELF AND ITS SUBSIDIARIES HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY ON BEHALF OF ITSELF AND ITS SUBSIDIARIES IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECTION 14.    Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15.    Nature of Relationship. The Company acknowledges and agrees that (a) the offering or purchase and sale of the Securities pursuant to this Agreement, including the determination of the terms of the Securities and the offering price thereof, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, (b) in connection with the offering pursuant to this Agreement and the process leading to such offering the Underwriter is and has been acting solely as a principal and not a fiduciary of the Company or its stockholders, creditors, employees or any other party, (c) the Underwriter has not assumed or will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering pursuant to this Agreement or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) and the Underwriter does not have any obligation to the Company with respect to the offering pursuant to this Agreement except the obligations expressly set forth in this Agreement, (d) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space below.

Very truly yours,

FULTON FINANCIAL CORPORATION

By:	/s/ Daniel R. Stolzer
	Name:	Daniel R. Stolzer
	Title:	Executive Vice President and
General Counsel

CONFIRMED AND ACCEPTED, as of the date first above written:

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Scott R. Anderson
Name: Scott R. Anderson
Title: Managing Director

SCHEDULE I

Name of Underwriter	Aggregate Principal Amount of Securities to be Purchased
Keefe, Bruyette & Woods, Inc.	$125,000,000
Total	$125,000,000

SCHEDULE II

$125,000,000

Fulton Financial Corporation

3.60% Senior Notes due 2022

Issuer:	Fulton Financial Corporation (the “Issuer”)

Amount Offered:	$125 million aggregate principal amount of 3.60% Senior Notes due 2022 (the “Securities”)

Trade Date:	March 13, 2017

Settlement Date:	March 16, 2017 (T+3)

Maturity:	March 16, 2022

Coupon:	3.60%

Payment Dates:	Each March 16 and September 16, commencing on September 16, 2017

Day Count Convention:	30 / 360

Yield to Investors:	3.685%

Spread:	+155 basis points versus UST 1.875% due February 28, 2022 (Strike Price: 98-25, Strike Yield: 2.135%)

Purchase Price (to Investors):	99.615%, plus accrued interest, if any, from March 16, 2017

Gross Spread:	0.50%

Price to Issuer:	$123.9 million (99.115%), plus accrued interest, if any, from March 16, 2017

Redemption:	The notes are not subject to redemption or repayment prior to maturity

Credit Rating:*	[Intentionally omitted] (Fitch/Moody’s/DBRS)

Ranking:	The Securities will be unsecured and unsubordinated obligations of the Issuer and will rank equal in right of payment with all of the Issuer’s existing and future unsecured and unsubordinated obligations from time to time outstanding and senior in right of payment to all of the Issuer’s existing and future unsecured and subordinated indebtedness. The Securities will be effectively subordinated to all of the Issuer’s future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Securities will be structurally subordinated to all of the existing and future liabilities and obligations of the Issuer’s subsidiaries, including the deposit liabilities and claims of other creditors of the Issuer’s subsidiary banks

Method of Distribution:	SEC Registered, Shelf Takedown

Listing:	The Securities will not be listed on any securities exchange

Sole Book-Running Manager:	Keefe, Bruyette & Woods, A Stifel Company

CUSIP / ISIN:	360271AK6 / US360271AK63

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, the underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling Keefe, Bruyette & Woods, A Stifel Company toll-free at (800) 966-1559.

This pricing term sheet does not constitute an offer to sell, or a solicitation of an offer to buy any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

*	An explanation of the significance of ratings may be obtained from the rating agencies. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The rating of the notes should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

SCHEDULE III

Bank Subsidiaries

1.	Fulton Bank, National Association

2.	Fulton Bank of New Jersey

3.	The Columbia Bank

4.	Lafayette Ambassador Bank

5.	FNB Bank, National Association

6.	Swineford National Bank

ANNEX A

Pursuant to Section 5(b)(A) of the Agreement, Barley Snyder LLP, counsel for the Company, shall deliver an opinion in substantially the following form. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Agreement.

Based solely upon and subject to the foregoing, it is our opinion that:

(i)    The Company is validly subsisting as a corporation in good standing under the laws of the Commonwealth of Pennsylvania and has corporate power and authority to own, lease and operate its properties and assets and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, to enter into and perform its obligations under each of the Operative Documents and the Securities, and to issue the Securities.

(ii)    Each of Fulton Bank, National Association, FNB Bank, National Association and Swineford National Bank is validly existing as a national banking association in good standing under the National Bank Act, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and, with respect to the Bank Subsidiaries, each is a member in good standing of its applicable Federal Home Loan Bank, the deposit accounts of each Bank Subsidiary are insured up to the applicable limit by the FDIC, and, to our knowledge, no proceedings for the revocation or termination of such insurance are pending or threatened.

(iii)    The Company is a “financial holding company” as such term is defined by the Gramm-Leach-Bliley Act.

(iv)    The Company is duly registered as a bank holding company under the the Bank Holding Company Act of 1956, as amended.

(v)    The issuance and sale by the Company of the Securities as contemplated by the Agreement does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(vi)    The Company has full right, power and authority to execute and deliver the Operative Documents and the Securities and to perform its obligations thereunder and all action required to be taken for the due and proper authorization, execution and delivery of each of the Operative Documents and the Securities and the consummation of the transactions contemplated thereby has been duly and validly taken.

(vii)    The Agreement has been duly authorized, executed and delivered by the Company.

(viii)    The Indenture has been duly authorized, executed and delivered by the Company.

(ix)    The Securities have been duly authorized, executed and delivered by the Company.

(x)    The execution, delivery and performance by the Company of the Operative Documents and the Securities, the issuance, sale and delivery of the Securities, the consummation of the transactions contemplated by the Operative Documents and the Securities and compliance by the Company with the terms of the Operative Documents and the Securities have been duly authorized by all necessary corporate action on the part of the Company, and do not and will not, whether with or without the giving of notice or passage of time or both, (i) result in any violation of any provision of the charter, bylaws or other organizational document of the Company or any Bank Subsidiary or (ii) result in any violation by the Company or any Bank Subsidiary of any applicable law, statute, rule, regulation, or, to our knowledge, judgment, order, writ or decree (including, without limitation, the Banking Regulations) of any state or federal government, governmental authority, agency or instrumentality or court, domestic or foreign (including, without limitation, the Banking Regulators).

(xi)    No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any government, governmental authority, agency or instrumentality or court, domestic or foreign, other than those that have been made or obtained, is necessary or required for the authority, execution, delivery or performance by the Company of its obligations under the Operative Documents or the Securities, as applicable, or the consummation by the Company of the transactions contemplated thereunder, except as may be required under state securities laws, as to which we express no opinion.

(xii)    To our knowledge, except as disclosed in the Registration Statement, there is no action, suit, proceeding, inquiry or investigation before or brought by any court, government, governmental authority, agency or instrumentality or court, domestic or foreign, now pending or threatened against or affecting the Company or any Bank Subsidiary that (i) is required to be disclosed in the Registration Statement, (ii) could, individually or in the aggregate, have a Material Adverse Effect or (iii) could materially and adversely affect the consummation of the transactions contemplated by the Agreement, the other Operative Documents and the Securities or the performance by the Company of its obligations thereunder. Further, to our knowledge there are no legal or governmental proceedings to which the Company or any Bank Subsidiary is a party or of which any of their respective assets is the subject, including ordinary routine litigation incidental to the business, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xiii)    The statements in the Company’s 10-K for the fiscal year ended December 31, 2016 under the caption “Business-Supervision and Regulation,” to the extent that such statements constitute matters of law or legal conclusions or descriptions of statutes, regulations, legal or governmental proceedings or contracts, have been reviewed by us and are accurate summaries in all material respects.

(xiv)    The documents incorporated by reference in the Prospectus of which we provided substantive review in connection with the filing thereof (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

We have acted as counsel to the Company on a regular basis (although the Company is also represented by its General Counsel and, with respect to certain other matters, by other outside counsel), have acted as counsel to the Company in connection with previous financing transactions and have acted as Pennsylvania counsel to the Company in connection with the preparation of the Registration Statement, the Prospectus and the Disclosure Package, and based on the foregoing, nothing has come to our attention that causes us to believe that:

(a)    the Registration Statement or any amendment thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which we make no statement), at the time the Registration Statement became effective on July 30, 2014 or at each deemed effective date with respect to the Securities pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(b)    the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which we make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(c)    the Disclosure Package (except for the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we make no statement), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

ANNEX B

Pursuant to Section 5(b)(B) of the Agreement, Daniel R. Stolzer, Executive Vice President and General Counsel of the Company, shall deliver an opinion in substantially the following form. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Agreement.

(a)    Capital Stock Duly Authorized and Validly Issued. To my knowledge, (i) all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; (ii) all of the issued and outstanding shares of capital stock of each Bank Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right; and (iii) none of the issued and outstanding shares of capital stock of the Company or any Bank Subsidiary were issued in violation of any preemptive or similar rights of any shareholder of the Company or any Bank Subsidiary, as the case may be, arising by operation of law, or under the certificate of incorporation, bylaws or other organizational documents of the Company or any Bank Subsidiary or under any agreement to which the Company or any Bank Subsidiary is a party.

(b)    Capitalization. The authorized, and to my knowledge, issued and outstanding capital stock and consolidated long term debt (i.e., a maturity of greater than one year) of the Company as of December 31, 2016 is as set forth in the Disclosure Package and the Prospectus under “Capitalization”; there have not been any subsequent issuances of capital stock of the Company (except issuances of common stock pursuant to exercises of employee stock options and pursuant to the Company’s dividend reinvestment plan and employee stock purchase plan); and there has not been any additional long term borrowings by the Company or its consolidated subsidiaries since such date, except, with respect to the Bank Subsidiaries, pursuant to Federal Home Loan Bank advances, securities sold under agreements to repurchase incurred by the Bank Subsidiaries in their ordinary course of business or obligations among entities within the Company’s consolidated group.

(c)    Absence of Defaults. To my knowledge, neither the Company nor any Bank Subsidiary is (i) in violation of its charter, bylaws or other organizational document, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Agreement or Instrument or (iii) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any state or federal government, governmental authority, agency or instrumentality or court, domestic or foreign, except, in the case of clauses (i), (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(d)    Absence of Conflicts. The execution, delivery and performance by the Company of the Operative Documents and the Securities, the issuance, sale and delivery of the Securities, the consummation of the transactions contemplated by the Operative Documents and the Securities and compliance by the Company with the terms of the Operative Documents and the Securities have been duly authorized by all necessary corporate action on the part of the Company and do not and will not, whether with or without the giving of notice or passage of time or both, result in any violation of any provision of the charter, bylaws or other organizational document of the Company or any Bank Subsidiary.

B-1

(e)    Governmental Licenses. To my knowledge, each of the Company and its Bank Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal or state governmental or regulatory authorities necessary to conduct the business now operated by it, and have made the declarations and filings with the appropriate federal and state governmental or regulatory authorities that are necessary for the conduct of its businesses as described in the Prospectus, except where the failure to possess such Governmental Licenses or make such declarations or filings would not, singularly or in the aggregate, have a Material Adverse Effect.

(f)    Bank Subsidiaries. Each Bank Subsidiary of the Company is validly existing as a bank and subsisting under the laws of its jurisdiction of organization, formation or association, as the case may be, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus.

To render these opinions, I have made such investigation of law and fact as I deemed necessary. I have not independently verified information obtained from third persons, except as set forth herein. As used in this opinion, the expression “to my knowledge” is based solely upon: (i) my personal knowledge, including knowledge gained through inquiries by me or of others working under my direction in the Company’s Legal Department of representatives of the Company; (ii) the facts stated in the representations and warranties of the Company contained in the Agreement executed by the Executive Vice President and General Counsel and oral and written representations to me of other officers of the Company (including the representations in the Certificate delivered to Barley Snyder LLP and referenced in the opinion of that firm delivered on the date of this letter).

B-2

ANNEX C

Pursuant to Section 5(b)(C) of the Agreement, Sullivan & Cromwell LLP, counsel for the Company, shall deliver opinions in substantially the following form. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Agreement.

(a)    Assuming the Indenture has been duly authorized, executed and delivered by the Company, the Indenture constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b)    Assuming the Securities have been duly authorized and executed by the Company, and when authenticated in accordance with the Indenture and issued and sold as contemplated in the Prospectus, the Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)    The Indenture has been duly qualified under the Trust Indenture Act of 1939.

(d)    All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Bank Holding Company Act of 1956, as amended, for the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture and the Securities have been obtained or made; provided, however, that insofar as performance by the Company of its obligations under the Underwriting Agreement, the Indenture and the Securities is concerned, we express no opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights.

(e)    All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Other Covered Laws1 for the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture and the Securities have been obtained or made.

[1]	“Other Covered Laws” means the federal laws of the United States and the laws of the State of New York (including the published rules or regulations thereunder) that in our experience normally are applicable to general business corporations and transactions such as those contemplated by the Underwriting Agreement, the Indenture and the Securities; provided, however, that such term does not include federal or state securities laws, other antifraud laws and fraudulent transfer laws, tax laws, the Employee Retirement Income Security Act of 1974, antitrust laws or, except as set forth above, any law that is applicable to the Company, its affiliates, the Underwriting Agreement, the Indenture, the Securities or the transactions contemplated thereby solely as part of a regulatory regime applicable to the Company or its affiliates due to its or their status, business or assets.

(f)    The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture and the Securities will not violate the Bank Holding Company Act of 1956, as amended; provided, however, that we express no opinion with respect to provisions of the Bank Holding Company Act of 1956, as amended, as to safety and soundness or unsafe and unsound practices and other requirements of a prudential nature that are set forth therein; provided further, that insofar as performance by the Company of its obligations under the Underwriting Agreement, the Indenture and the Securities is concerned, we express no opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights.

(g)    The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture and the Securities will not violate any Other Covered Laws.

(h)    The execution and delivery by the Company of the Underwriting Agreement, the Indenture and the Securities does not, and the performance by the Company of its obligations under the Underwriting Agreement, the Indenture and the Securities will not, result in a default under or breach or violation of the agreements or other outstanding instruments to which the Company is a party identified in Annex A as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(i)    The Company is not, and immediately after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof, will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

We are expressing no opinion in paragraphs (e) and (g) above, insofar as performance by the Company of its obligations under the Underwriting Agreement, the Indenture and the Securities is concerned, as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights.

The Registration Statement relating to the Securities (File No. 333-197730) was filed on Form S-3 in accordance with procedures of the Securities and Exchange Commission (the “Commission”) permitting a delayed or continuous offering of securities pursuant thereto and, if appropriate, a post-effective amendment, document incorporated by reference therein or prospectus supplement that provides information relating to the terms of the securities and the manner of their distribution. The Securities have been offered by the Prospectus, dated July 30, 2014 (the “Basic Prospectus”), as supplemented by the Prospectus Supplement, dated March 13, 2017 (the “Prospectus Supplement”), which updates or supplements certain information contained in the Basic Prospectus. The Basic Prospectus, as supplemented by the Prospectus Supplement, does not necessarily contain a current description of the Company’s business and affairs since, pursuant to Form S-3, it incorporates by reference certain documents filed with the Commission that contain information as of various dates.

As counsel to the Company, we reviewed the Registration Statement, the Basic Prospectus, the Prospectus Supplement and the documents listed in Schedule A (those listed documents, together with the Basic Prospectus, being referred to herein as the “Pricing Disclosure Package”) and participated in discussions with your representatives and those of the Company and its accountants. Between the date of the Prospectus Supplement and the time of delivery of this letter, we participated in further discussions with your representatives and those of the Company and its accountants concerning certain matters relating to the Company and reviewed certificates of certain officers of the Company and letters addressed to you from the Company’s accountants and opinions addressed to you from the Executive Vice President and General Counsel of the Company and Barley Snyder LLP, Pennsylvania counsel to the Company. On the basis of the information that we gained in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law (including the requirements of Form S-3 and the character of prospectus contemplated thereby) and the experience we have gained through our practice under the Securities Act, we confirm to you that, in our opinion, the Registration Statement, as of the date of the Prospectus Supplement, and the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Securities Act of 1933 and the applicable rules and regulations of the Commission thereunder. Also, we confirm to you that the statements contained in the Prospectus Supplement and the Pricing Disclosure Package under the caption “Description of Senior Notes” insofar as they relate to provisions of the Securities and the Indenture under which the Securities are being issued, under the caption “Underwriting” insofar as they relate to provisions of the Underwriting Agreement, and under the caption “Material Federal Income Tax Consequences” and “Certain ERISA Considerations,” insofar as they purport to constitute a summary of matters of U.S. federal income tax law or U.S. Employee Retirement Income Security Act of 1974, as amended, and regulations or legal conclusions with respect thereto, constitute a fair and accurate summary of such provisions in all material respects.

Further, nothing that came to our attention in the course of such review has caused us to believe that, insofar as relevant to the offering of the Securities,

(a)    the Registration Statement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or

(b)     the Pricing Disclosure Package, as of 4:00 p.m., New York City time, on March 13, 2017 (which you have informed us is prior to the time of the first sale of the Securities by the Underwriter), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c)    the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We also advise you that nothing that came to our attention in the course of the procedures described in the second sentence of the preceding paragraph has caused us to believe that the Basic Prospectus, as supplemented by the Prospectus Supplement, or the Pricing Disclosure Package, as of the time of delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, except to the extent specifically noted in the fourth sentence of the second preceding paragraph. Also, we do not express any opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, or as to management’s report of its assessment of the effectiveness of the Company’s internal control over financial reporting or the auditors’ report as to the Company’s internal control over financial reporting, each as included in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, or as to the statement of the eligibility of the trustee under the Indenture under which the Securities are being issued.

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